Exhibit 99.5

Execution Version

DATED 28 SEPTEMBER 2018

KINGKEY NEW ERA AUTO INDUSTRY LIMITED
京基新興汽車產業有限公司
as Borrower

and

THE PARTIES LISTED
as security providers

in favour of

CATHAY RONG IV LIMITED
as Lender

DEED OF UNDERTAKING

relating to the US$100,000,000 term loan facility for
Kingkey New Era Auto Industry Limited 京基新興汽車產業有限公司

ACTIVE 235301564

(3)  ACTIVE 235301564  Project U - Deed of Undertaking  (4)  (5)  THIS DEED OF UNDERTAKING (the "Deed") is dated 28 September 2018 and madeBYKINGKEY NEW ERA AUTO INDUSTRY LIMITED * flj-J4t,;Jp:m t:ff!Sf!¾i:iJ, a BVI Business company incorporated under the laws of the British Virgin Islands with company number 1954209 and its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (the "Borrower");ACME CELESTIAL LIMITED (•:R:tr l¾i:iJ), a BVI business company with limited liability (company number 1951774) incorporated under the laws of the British Virgin Islands, whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands;  EXCELLENT ACE HOLDINGS LIMITED, a BVI business company with limited liability (company number 1953285) incorporated under the laws of the British Virgin Islands, whose registered office is at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands;  , a holder of Hong Kong ID card number-and People's  Republic of China ID card numbea ■■■■■■-■with address at Flat A 45/F Residence Bel-Air Phase 2 South Tower 7 Pokfulam, Hong Kong;  , a holder of Hong Kong ID card number-with address at Flat A, 45/F., South Tower 7, Residence Bel-Air, 28-38 Bel-Air Avenue, Pokfulam, Hong Kong; and  (6) * lll:tf l¾i:iJ, a company incorporated under the laws of the PRC with company registration numbe(together the "Parties", and each a "Party").IN FAVOUR OF:  (7)  CATHAY RONG IV LIMITED, a BVI business company incorporated in the British Virgin Islands with its registered address at 30 de Castro Street, Wickhams Cay 1, P.O. Box 4519, Road Town, Tortola, British Virgin Islands (the "Lender").  BACKGROUND(A) Pursuant to the facility agreement dated 25 October 2017 (the "Facility Agreement") entered into between the Borrower and the Lender in connection with a term loan to the Borrower of up to US$100,000,000 upon the terms and conditions of the Facility Agreement.  (B)  The Parties are entering into this Deed in connection with the Facility Agreement. The Borrower and the Lender both agree that this Deed shall be designated as a Finance Document.  (C) It is intended that this document takes effect as a deed of the Parties (notwithstanding that any Party may have executed it under hand only).NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Deed hereby agree as follows:

         1.  ACTIVE 235301564  2  Project U - Deed of Undertaking  INTERPRETATION  1.1  Definitions  Terms defined in the Facility Agreement shall have the same meaning when used in this Deed, unless otherwise defined in this Deed.  1.2  Construction  (a)  Capitalised terms defined in the Facility Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.  (b)  The provisions of clause 1.2 (Construction) of the Facility Agreement apply to this Deed as though they were set out in full in this Deed, except that references to the Facility Agreement will be construed as references to this Deed.  2.  (c) Any reference in this Deed importing a gender includes the other gender.UNDERTAKINGS  2.1  The Borrower agrees and irrevocably and unconditionally undertakes to the Lender that the Borrower shall, and each of the other Parties irrevocably and unconditionally undertakes to the Lender to procure the Borrower to:  (a) prepay out of the principal amount of the Loan together with the accrued interest thereon in accordance with the terms of the Facility Agreement on or befor and  (b)  from to the Scheduled Termination Date (or the Extended Termination Date, as the case may be):  maintain at all times the LTV Ratio (as defined below) to be equal to or less than andif the LTV Ratio, at any time, exceeds for any period of five (5) consecutive Trading Days (as defined below) (the "Shortfall Period"), the Borrower and the Lender agree to take following steps:the Lender will be entitled to immediately upon the expiry of the Shortfall Period to notify the Borrower (the "Shortfall Notice") to enter into discussions with the Lender for a period of two (2) Business Days of the Shortfall Notice (or any other period as the Lender may agree) (the "Discussion estore the LTV Ratio to be equal to or less thanlllllllllllllllby eitherprepay part of the outstanding Loan and the accrued interest  thereon in accordance with the terms of which each repayment shall be no less tha  ment, nd in  integral multiple of he "Shortfall Prepayment"); or(2) provide additional securities to the Lender subject to the Lender's prior written approval and satisfaction at the Lender's absolute discretion (the "Additional Security");(B) the Lender will be entitled to immediately upon the expiry of the Discussion Period to notify and require the Borrower (the "Top-Up Notice"), within two (2) Business Days of the Top-Up Notice (or any other period as the Lender may agree), to either (1) make the Shortfall Prepayment; or (2) provide the Additional Security approved by the Lender to the Lender; such that immediately after the making of such prepayment or the provision of such Additional Security, the LTV Ratio will be equal to or less th  (c)  Any failure of the Borrower (and/or any failure of any of the Parties (excluding the Borrower) to procure the Borrower) to:(i) comply with Clause 2. l(a) above; or  (ii)  comply with Clause 2.1(b) by way of repaying part of the outstanding Loan and the accrued interest or providing the Additional Security within the prescribed time period in accordance with Clause 2.1(b)(ii) above,  shall, notwithstanding anything to the contrary in the other Finance Documents, constitute an Event of Default and if such Event of Default is continuing and not waived by the Lender, the Lender may, inter alia, by notice to the Borrower declare that all or part of the Loans, together with accrued interest (including Default Interest), and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable and exercise any or all of the Lender's rights, powers, authorities, discretions or remedies under the Finance Documents (including but not limited to the Deed of Undertaking).For the purpose of this Clause 2.1:"LTV Ratio" means on any calendar day, the loan to value ratio expressed as a percentage (%) calculated by the following:AB"A" means the aggregate amount of the outstanding Loan; and"B" means the current market value* of the Security Assets and the Additional Security(where applicable,  (i)  if such Security Assets and/or the Additional Security are in the form of ADS, shall be calculated by: the market price of ADS x (number of common shares** under the Security Assets and/or the Additional Security, divided by, the Conversion Ratio); and  (ii)  if such Security Assets and/or the Additional Security are in the form of listed securities other than ADS, shall be calculated by: (the market price of such securities x number of shares under the Security Assets and/or the Additional Security). )  * For the purpose of calculating the amount of Shortfall Prepayment or Additional Security to be provided in accordance with Clause 2.l(b)(ii), the current market value of the Security Asset and such Additional Security shall be its average market value during the Shortfall Period.  ACTIVE 23530 I 564  3  Project U - Deed of Undertaking

 ACTIVE 235301564  Project U - Deed of Undertaking  5  ** The current number of common shares hold by the Borrower under the Security Assets is 57,045,450 as of the date of this Deed."ADS" means, in respect of the Security Assets and the Additional Security, the American depositary share (ADS) of a foreign-based company available for trading on US stock exchange."Conversion Ratio" means, (i) in respect of the Security Assets as of the date of this Deed, the conversion ratio between common shares and ADS held by the Borrower is 3, and (ii) in respect of the Additional Security, the conversion ratio between common shares and ADS as determined by the Borrower and the Lender."Trading Day" means a day on which trading in the Security Assets and the Additional Security generally occurs on the securities exchange or market, including but not limited to The New York Stock Exchange, NASDAQ or The Stock Exchange of Hong Kong Limited, on which the Security Assets is or are listed.  2.2  The Borrower shall make the prepayments pursuant to the above Clause 2.1 to the interest payment account (or other account as designated by the Lender) under the Facility Agreement.  2.3  Any prepayment of a Loan under this Deed may not be re-borrowed.  2.4  For the avoidance of doubt, save for the costs and expenses provided for in clause 13 (Costs and Expenses) of the Facility Agreement, the Borrower shall not be liable for any fee in relation to the Shortfall Prepayment or provision of Additional Security.  3.  AFFIRMATION  3.1  AffirmationEach of the Parties confirms:its knowledge and acceptance of the terms of this Deed;that, notwithstanding the amendments effected by this Deed:  each of the Security Documents to which it is a party (A) will remain in full force and effect and will continue to constitute its legal, valid and binding obligations (subject to all necessary registrations of the Security Documents, if applicable) enforceable in accordance with their terms, and (B) will extend to secure all obligations of each other Obligor under the Finance Documents (and including this Deed); andeach of the security interests created by the Security Documents to which it is a party will (A) continue in full force and effect and (B) extend to secure all obligations of each other Obligor under the Finance Documents (and including this Deed).  (b)  The Parties hereby agree that, with effect from the date of this Deed, they shall be bound by the terms of this Deed.  (c)  Each Party to this Deed shall at the request of the Lender and at their own expense, do all such acts and things as the Lender may reasonably specify, and execute such

 ACTIVE 235301564  Project U - Deed of Undertaking  6  documents in such form as the Lender may reasonably require, in order to give effect to the amendments effected or to be effected pursuant to this Deed.  4.  REPRESENTATIONS  Each of the Parties represents and warrants to the Lender that all representations and warranties set out the Finance Documents to which it is a party remain true and correct and not misleading on the date of this Deed.  5.  INDEMNITY  The Borrower shall (or shall procure an Obligor to) indemnify the Lender according to clause11.2 (Other indemnities) of the Facility Agreement.  6.  CHANGES TO THE PARTIES  6.1  The Parties  None of the Parties may assign any of its rights or transfer any of its rights or obligations under this Deed.  6.2  The Lender  The Lender may assign or otherwise dispose of or create a Security Interest in or over all or any of its rights under this Deed in accordance with the provisions contained in the Facility Agreement.  7.  NOTICES  Clause 25 (Notices) of the Facility Agreement shall apply to this Deed and shall be incorporated by reference as if they had been set out in full herein.  8.  REMEDIES AND WAIVERS  No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Deed will operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law and may be waived only in writing and specifically.  9.  INCORPORATION OF TERMS  Without prejudice to the provisions set out in Clause 4 (Representation) of this Deed, the provisions of clauses 7.3 (Default interest), clause 9 (Tax gross up and indemnities), clause11.1 (Currency indemnity), clause 23 (Payment mechanics), clause 26 (Calculations and certificates) and clause 29 (Amendments and waivers) of the Facility Agreement shall be incorporated into this Deed without alteration. Any reference therein to "Finance Document" is to include this Deed.  10.  ENTIRE AGREEMENT  This Deed constitutes the entire agreement between the Parties in relation to the matters set out under this Deed and supersedes any previous agreement, whether express or implied, regarding such matters.

 ACTIVE 235301564  Project U - Deed of Undertaking  7  11.  COUNTERPARTS  This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.  12.  GOVERNING LAW  This Deed is governed by Hong Kong law.  13.  ENFORCEMENT  13.1 Jurisdiction  (a)  The Hong Kong courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed) (a "Dispute").  (b)  The Parties agree that the Hong Kong courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary  13.2 Service of process  (a)  Without prejudice to any other mode of service allowed under any relevant law, each of the Parties:  (i)  irrevocably appoints Kingkey Enterprise Hong Kong Limited (Jit Jt :wm0 j§'j) as his agent under this Deed for service of process in relation toany proceedings before the Hong Kong courts in connection with this Deed; and  (ii)  agrees that failure by a process agent to notify the Parties of the process will not invalidate the proceedings concerned.  (b)  If any person appointed as process agent under this Clause is unable for any reason so to act, the Parties must promptly (and in any event within ten days of the event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another process agent for this purpose.  Waiver of immunityEach of the Parties irrevocably and unconditionally:waives all rights of immunity to which he or his assets may be entitled;agrees not to claim any immunity from:  (i)  proceedings brought in any jurisdiction against him or his assets by the Lender in relation to a Dispute;  (ii)  recognition or enforcement in any jurisdiction of any judgment or order given in relation to a Dispute; or  (iii)  execution, attachment or other legal process in any jurisdiction against him or his assets in relation to a Dispute,

 ACTIVE 235301564  Project U - Deed of Undertaking  8  and, in each case, to ensure that no such claim is made on his behalf;  (c)  submits to the jurisdiction of any court in relation to the recognition of any judgment or order given in relation to a Dispute; and  (d)  consents generally to the enforcement in any jurisdiction of any judgment or order given in relation to a Dispute and the giving of any relief in any jurisdiction, whether before or after final judgment, including, without limitation:  (i)  relief by way of interim or final injunction or order for specific performance or recovery of any assets; and  (ii)  execution, attachment or other legal process against any assets (irrespective of their use or intended use).  THIS DEED has been entered into on the date stated at the beginning of this Deed.

     IN WITNESS whereof this Deed has been duly executed by all the Parties hereto as a deed the day and year first above written.THE BORROWER  EXECUTED AND DELIVERED    AS ADEE ,  by    14,v/ Tcn RM  ACTIVE 1353015 64  for and on b;;~,ilf of =  KINGKEY NEW ERA AUTO INDUSTRY LIMITEDJ.lHUiJl!R lff.lt 1f 0 isJ  ))  f  ;  ) _ _ _ _ _ _ _ _ _ _  (Witness signa re) ) _ Witness name: f_1?v/o1r Witness address:

     EXECUTED AND DELIVERED    ASA DEED  ACTIVE 235301564  by   J/ 1iA /2i9\J f]  for and on befu; f  ACME CELESTIAL LIMITED  < * 0irJ)in the presence of  )  f  ; ?   )  _  LawvA I< &  (Witness signat e)Wi tness name: Witness address:

 EXECUTED AND DELIVERED  ASA DEED;i'   by    I  ACTIVE 235301564  for and on befuiiftfv< EXCELLENT ACE HOLDINGS LIMITEDin the presence of

     SIGNED, SEALED AND DELIVERED ASA DEEDbyCHEN HUA( ·)  (Witness signature)  V/.tf:  {:_'1_ uJ  Witness name: Lf ¼J?Witness address:  ACTTVE 235301564

     SIGNED, SEALED AND DELIVERED ASA DEEDbyCHEN JIARONG $'. )  ACTIVE 235301564  ))  )  )  Uv< _;J'7  'f'4/::  1-r wJ  (Witness sig ture)Witness na : Witness address:  ('/;

     ACTIVE 235301564